EXHIBIT 21

                    SUBSIDIARIES OF TOTAL CONTAINMENT, INC.

                                                        STATE OR COUNTRY
COMPANY                                                 OF INCORPORATION
-------                                                 ----------------
American Containment, Inc.............................  Delaware

FMW Inc...............................................  Delaware

Total Containment FSC, Inc............................  Barbados

Rene Morin, Inc.......................................  Delaware

TCI-Environment N.V...................................  Belgium